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                                    Exhibit 1 to Amendment No. 1 to Schedule 13D


                     RULE 13d-1(k)(1) JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that for purposes of reports on
Schedule 13D or Schedule 13G relating to the undersigneds' holdings of shares of the Common Stock, par value $.04 per share, of JONES PHARMA INCORPORATED, such filings shall be effected by a single joint statement.

         IN WITNESS WHEREOF, this Joint Filing Agreement has been executed this 3rd day of April, 2000, by the undersigned.



                         /s/ Dennis M. Jones
                         -------------------------------------------
                         Dennis M. Jones
                            Individually and as Trustee of the Dennis M. Jones Amended and Restated Revocable Trust dated
                            March 16, 1993


                         /s/ Judith A. Jones
                         -------------------------------------------
                         Judith A. Jones
                            Individually and as Trustee of the Judith A. Jones Amended and Restated Revocable Trust dated June
                            8, 1993